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                                                                   EXHIBIT 23.1







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 11, 1996 included in this Form 10-K for the fiscal year ended September 27, 1996 into the Company's previously filed Registration Statements on Form S-8, Registration Nos. 33-11818, 33-30879, 33-33329, 33-44002, and 33-57825, and on Form S-3, Registration Nos. 33-47564, 33-52587
and 33-64259.






                                                          ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
   November 19, 1996